EXHIBIT 32.1

Certification pursuant to 18 U.S.C. Section 1350, as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002, by Executive Chair

In connection with the Quarterly Report on Form 10-Q of OvaScience, Inc. (the “Company”) for the period ended June 30, 2017, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, Michelle Dipp, M.D., Ph.D., as Executive Chair of the Company, hereby certifies, pursuant to 18 U.S.C. Section 1350, that:

(1)   the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)   the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	August 3, 2017

/s/ Michelle Dipp
Michelle Dipp, M.D., Ph.D.
Executive Chair
(Principal executive officer)